Exhibit 10(55) SECURITY AGREEMENT (SPARE PARTS) dated as of September 10, 1999 between TOWER AIR, INC., as Mortgagor and GMAC BUSINESS CREDIT, LLC, as Mortgagee

                           TABLE OF CONTENTS

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1.       Defined Terms                                                  1

2.       Grant of Security Interest                                     3

3.       Limitations on Mortgagee’s Obligations                    4

4.       Representations and Warranties                                 4
         (a)      Title; No Other Security Interests                    4
         (b)      Perfected First Priority Security Interests           4
         (c)      Approvals and Consents                                5
         (d)      Certified Air Carrier                                 5

5.       Covenants                                                      5
         (a)      Further Documentation; Pledge of
                     Instruments and Chattel Paper                      5
         (b)      Indemnification                                       5
         (c)      Notices                                               6
         (d)      Location                                              6

6.       Mortgagee’s Appointment as Attorney-in-Fact               6
         (a)      Powers                                                6
         (b)      Other Powers                                          7
         (c)      No Duty on Mortgagee’s Part                      7

7.       Performance by Mortgagee of Mortgagor’s Obligations       8

8.       Proceeds                                                       8

9.       Remedies                                                       8

10.      Limitation on Duties Regarding Preservation of Collateral      9

11.      Powers Coupled with an Interest                                9

12.      Severability                                                   9

13.      Paragraph Headings                                             9

14.      No Waiver; Cumulative Remedies                                 9

16.      APPLICABLE LAW                                                10

17.      Incorporation by Reference                                    10

18.      Possession of Collateral                                      10

19.      Counterparts                                                  10

Exhibit A         -        Locations

SECURITY AGREEMENT (SPARE PARTS)

        This SECURITY AGREEMENT (SPARE PARTS), dated as of September 10, 1999 (this “Security Agreement”), is made by TOWER AIR, INC. (“Mortgagor”), in favor of GMAC BUSINESS CREDIT, LLC, for the benefit of the holders from time to time of the hereinafter referred to Revolving Notes (“Mortgagee”).

W I T N E S S E T H :

        WHEREAS, Mortgagor and Mortgagee are parties to that certain Credit and Security Agreement (the “Credit Agreement”), dated as of even date herewith, pursuant to which Mortgagee has agreed to lend from time to time certain amounts to Mortgagor upon the terms and conditions set forth therein;

        WHEREAS, it is a condition to Mortgagee’s obligations under the Credit Agreement that all amounts lent by Mortgagee under the Credit Agreement be secured by a valid and perfected first priority security interest in certain collateral, including, without limitation, the Collateral (as defined below);

        WHEREAS, Mortgagor is the legal and beneficial owner of the Collateral;

        WHEREAS, Mortgagor desires to grant certain security interest in the Collateral in favor of Mortgagee;

        WHEREAS, all things necessary to make this Security Agreement the legal, valid and binding obligation of Mortgagor and Mortgagee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

        NOW, THEREFORE, in consideration of the premises herein set forth and other consideration, the receipt and sufficiency of which is hereby acknowledged, Mortgagor hereby agrees with Mortgagee as follows:

        1. Defined Terms. Unless otherwise defined herein, defined terms used herein shall have the meanings assigned to such terms in the Credit Agreement; and, in addition, the following terms shall have the following meanings:

        “Code” means the Uniform Commercial Code as from time to time in effect in the State of Illinois.

        “Collateral” has the meaning assigned to it in Section 2 of this Security Agreement.

        “Event of Default” means an Event of Default under and as defined in the Credit Agreement.

         “FAA” shall mean the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Transportation Code.

        “Loan Documents” means this Security Agreement, the Credit Agreement, the Pledge Agreement, each of the Revolving Notes from time to time outstanding and all other documents executed in connection with the transactions contemplated hereby and thereby.

        “Locations” has the meaning assigned to it in Section 2 of this Security Agreement.

        “Obligations” shall mean all liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with:

(a) any and all Revolving Notes made or to be made to the order of Mortgagee by Mortgagor from time to time pursuant to the terms and conditions of the Credit Agreement;

(b) all other Obligations (as defined in the Credit Agreement) of Mortgagor, under or in connection with the Credit Agreement or the other Loan Documents, whether such Indebtedness is now existing or hereafter arising; and

(c) all extensions, renewals and amendments of or to the Notes or such other Indebtedness, or any replacements or substitutions therefor;

whether on account of principal, interest, reimbursement obligations, fees, indemnities, and reasonable costs and expenses (including without limitation, all reasonable fees and disbursements of counsel to Mortgagee) or otherwise.

“Parts” means (i) all aircraft equipment, pieces and parts from time to time stored at the Locations, including, without limitation, all rotable and consumable parts whether or not serialized, as identified by manufacturer part number, all airframe, engine and landing gear parts and pieces and all parts used in the support of operation of the foregoing, including, without limitation, all components, appliances, avionics, hydraulics, gauges, instruments, base assemblies, sub-assemblies and tooling and (ii) an accessory, appurtenance, or part of an aircraft (except an aircraft engine or propeller), aircraft engine (except a propeller), propeller or appliance, that is to be installed at a later time in an aircraft, aircraft engine, propeller or appliance.

“Security Agreement” and “Agreement” means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

“Transportation Code” means Title 49 of the United States Code, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend or supplement such provision.

        2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Mortgagor hereby grants to Mortgagee, for and on behalf of the Lenders, a first priority security interest in all of the following property now owned or at any time hereafter acquired by Mortgagor or in which Mortgagor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(1) The Parts stored and kept from time to time at one or more of the locations specified in Exhibit A attached hereto (the “Locations”), as the same is now and will hereafter be constituted, whether now owned by Mortgagor or hereafter acquired, leased or intended to be leased whether or not installed on any engine or attached to any airframe, together with all logs, manuals and data and inspection, modification and overhaul records maintained in respect of the Parts, including, without limitation, all such logs, manuals, invoices, purchase orders, data and records required to be maintained by the FAA or by any applicable regulatory agency or body of any other jurisdiction, in which the Parts may then be registered or otherwise, supporting the serviceability and airworthiness of the Parts;

(2) All right, title, interest, claims and demands of Mortgagor in, to and under any and all contracts, agreements and instruments relating to the Parts or any rights or interests therein to which Mortgagor is now or may hereafter be a party, together with all rights, powers, privileges, licenses, easements, options and other benefits of Mortgagor under each contract, agreement and instrument referred to in this clause (2), including, without limitation, the right to receive and collect all payments to Mortgagor thereunder now or hereafter payable to or receivable by Mortgagor pursuant thereto and the right to make all waivers and agreements, to give and receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which Mortgagor is or may be entitled to do thereunder and any right to restitution from any Person in respect of any determination of invalidity of any thereof;

(3) All rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the lien of this Security Agreement including, without limitation, all payments or proceeds payable to Mortgagor after termination of any lease with respect to the parts leased thereunder as the result of the sale, lease or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of Mortgagor in and to the same;

(4) Without limiting the generality of the foregoing, all insurance and requisition proceeds with respect to the Parts or any part thereof, including but not limited to the insurance required under the Credit Agreement;

(5) Without limiting the generality of the foregoing, all monies and securities from time to time deposited or required to be deposited with Mortgagee pursuant to any terms of this Security Agreement or required hereby to be held by Mortgagee hereunder as security for the obligations of Mortgagor hereunder or under the Credit Agreement; and

        (6) All proceeds of the foregoing.

        TO HAVE AND TO HOLD all and singular the aforesaid property unto Mortgagee, and its successors and assigns, subject to the terms and provisions set forth in this Security Agreement.

        3. Limitations on Mortgagee’s Obligations. Anything herein to the contrary notwithstanding, Mortgagor shall remain liable under each of the agreements pledged hereby to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such agreement. Mortgagee shall have no obligation or liability under any such agreement by reason of or arising out of this Agreement or the receipt by Mortgagee of any payment relating to such agreement pursuant hereto, nor shall Mortgagee be obligated in any manner to perform any of the obligations of Mortgagor under or pursuant to any agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        4. Representations and Warranties. Mortgagor hereby represents and warrants that:

(a) Title; No Other Security Interests . Except for the security interest granted to Mortgagee pursuant to this Security Agreement, Mortgagor has not granted any security interests in, or other claims in respect of, the Collateral. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral has been placed by Mortgagor on file or of record in any public office, except such as may have been filed in favor of Mortgagee, pursuant to this Security Agreement.

(b) Perfected First Priority Security Interests . Mortgagor will take such action as Mortgagee reasonably determines necessary in order to perfect a first priority security interest in the Collateral in favor of Mortgagee.

(c) Approvals and Consents . To Mortgagor’s knowledge no consent of any party (other than Mortgagor) to any agreement pledged hereby is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. No consent or authorization of, filing with or other act by or in respect of any governmental authority applicable to it is required in connection with the execution, delivery and performance by Mortgagor or the validity or enforceability against Mortgagor of this Security Agreement other than those which have been duly obtained, made or performed.

(d) Certified Air Carrier . Mortgagor is an air carrier certified under 49 USC Section 44705.

        5. Covenants. Mortgagor covenants and agrees with Mortgagee that, from and after the date of this Security Agreement until the Obligations are paid in full:

Further Documentation; Pledge of Instruments and Chattel Paper . At any time and from time to time, upon the written request of Mortgagee, and at the sole expense of Mortgagor, Mortgagor will promptly and duly execute and deliver such further instruments and documents and take such further action as

Mortgagee may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in the applicable jurisdiction with respect to the Security Interests created hereby to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper (as such terms are defined under the Code), such Instrument or Chattel Paper shall be immediately delivered to Mortgagee, duly endorsed in a manner satisfactory to Mortgagee, to be held as Collateral pursuant to this Security Agreement.

(b) Indemnification . Mortgagor hereby agrees to indemnify Mortgagee and its officers, directors, employees, agents, successors and assigns (each, an “Indemnitee”) against, and agrees to protect, defend, save and keep harmless each thereof (whether or not the transactions contemplated herein or in any of the other Loan Documents are consummated), for, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, out-of-pocket costs, expenses and disbursements (including reasonable legal fees and expenses but excluding internal costs and expenses such as salaries and overhead), of whatsoever kind and nature (collectively called “Expenses”) imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of (A) any of the Loan Documents (including, without limitation, any Expense arising under or relating to ERISA or Section 4975 of the Internal Revenue Code) or the enforcement of any of the terms hereof or any amendment, modification or waiver in respect hereof or (B) the Collateral (or any portion thereof) whether or not arising out of the finance, refinance, ownership, delivery, nondelivery, storage, lease, possession, use, non-use, operation, maintenance, registration, reregistration, condition, modification, alteration, replacement, repair, substitution, sale, return or other disposition of the Collateral (or any portion thereof) including, without limitation, latent or other defects, whether or not discoverable, strict tort liability, any damage to property or the environment, or death or injury to any person and any claim for patent, trademark or copyright infringement; provided that the foregoing indemnity as to any Indemnitee shall not extend to any Expense to the extent resulting from or arising out of or attributable to the willful misconduct or the gross negligence of such Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Collateral).

(d) Location . Mortgagor will store and keep the Collateral at all times at the Locations.

        6. Mortgagee’s Appointment as Attorney-in-Fact.

(a) Powers . Mortgagor hereby irrevocably constitutes and appoints Mortgagee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Mortgagor and in the name of Mortgagor or in its own name, from time to time in Mortgagee’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Mortgagor hereby gives Mortgagee the power and right, on behalf of Mortgagor, without notice to or assent by Mortgagor, to do the following:

(i) in the case of any Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of Mortgagor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any part of the Collateral or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Mortgagee for the purpose of collecting any and all such moneys due under any part of the Collateral or with respect to any other Collateral whenever payable;

(ii) to pay or discharge taxes and security interests levied or placed on or threatened against the Collateral to the extent not timely paid or satisfied by Mortgagor; and

(iii) upon the occurrence and during the continuance of any Event of Default (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Mortgagee or as Mortgagee shall direct; (B) to amend any of the documents constituting part of the Collateral; (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Mortgagor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Mortgagee may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Mortgagee were the absolute owner thereof for all purposes, and to do, at Mortgagee’s option and Mortgagor’s expense, at any time, or from time to time, all acts and things which Mortgagee deems necessary to protect, preserve or realize upon the Collateral and Mortgagee’s security interests thereon and to effect the intent of this Security Agreement, all as fully and effectively as Mortgagor might do and subject to the standard of care set forth in paragraph 10 hereof.

This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) Other Powers . Mortgagor also authorizes Mortgagee, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) No Duty on Mortgagee’s Part . The powers conferred on Mortgagee hereunder are solely to protect Mortgagee’s interests in the Collateral and shall not impose any duty upon Mortgagee to exercise any such powers. Mortgagee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Mortgagor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

        7. Performance by Mortgagee of Mortgagor’s Obligations. If Mortgagor fails to perform or comply with any of its agreements contained herein and Mortgagee, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Mortgagee incurred in connection with such performance or compliance, together with interest thereon at the default rate set forth in the Credit Agreement, shall be payable by Mortgagor to Mortgagee on demand and shall constitute Obligations secured hereby.

        8. Proceeds. It is agreed that if an Event of Default shall occur and be continuing (a) all proceeds received by Mortgagor consisting of cash, checks and other near-cash items shall be held by Mortgagor in trust for Mortgagee, segregated from other funds of Mortgagor, and shall, forthwith upon receipt by Mortgagor, be turned over to Mortgagee in the exact form received by Mortgagor (duly endorsed by Mortgagor to Mortgagee, if required), and (b) any and all such proceeds received by Mortgagee (whether from Mortgagor or otherwise) may, in the sole discretion of Mortgagee, be held by Mortgagee as collateral security for, and/or then or at any time thereafter may be applied by Mortgagee against, the Obligations (whether matured or unmatured) in accordance with the provisions of the Credit Agreement.

        9. Remedies. If an Event of Default shall occur and be continuing, Mortgagee may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Mortgagee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Mortgagor or any other Person (all and each of which demands, defenses, advertisements and notices Mortgagor hereby waives), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, including, without limitation, entering upon the premises where all or any part of the Collateral is located and taking immediate possession of and removing the same by summary proceedings or otherwise (and/or, at Mortgagee’s option, storing the same at Mortgagor’s premises until disposal thereof by Mortgagee), all without liability accruing to Mortgagee, and/or may forthwith sell, lease, amend, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Mortgagee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Mortgagee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Mortgagor, which right or equity is hereby waived or released. Mortgagor further agrees, at Mortgagee’s request, to assemble the Collateral and make it available to Mortgagee at places which Mortgagee shall reasonably select, whether at Mortgagor’s premises or elsewhere. To the extent permitted by applicable law, Mortgagor waives all claims, damages and demands it may acquire against Mortgagee arising out of its exercise of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given, and Mortgagee agrees to give such notice to Mortgagor in any event, at least 10 days before such sale or other disposition. Mortgagor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by Mortgagee to collect such deficiency.

        10. Limitation on Duties Regarding Preservation of Collateral. Mortgagee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Mortgagee deals with similar property for its own account. Neither Mortgagee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Mortgagor or otherwise.

        11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

        12. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Security Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Security Agreement or the other Loan Documents or of such provision or obligation in any other jurisdiction.

        13. Paragraph Headings. Section and subsection headings in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose or be given any substantive effect.

        14. No Waiver; Cumulative Remedies. Mortgagee shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Mortgagee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Mortgagee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Mortgagee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

        15. Waivers and Amendments: Successors and Assigns. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Mortgagor and Mortgagee, provided that any provision of this Security Agreement may be waived by Mortgagee in a written letter or agreement executed by Mortgagee or by telex or facsimile transmission from Mortgagee. This Security Agreement shall be binding upon the successors and permitted assigns of Mortgagor and shall inure to the benefit of Mortgagee and its successors and permitted assigns. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

        16. APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        17. Incorporation by Reference. Subsection 10.17, Waiver of Jury Trial, and Section 10.4, Notices, as such Subsections are set forth in the Credit Agreement, are hereby incorporated herein by reference and made a part hereof.

        18. Possession of Collateral. So long as no Event of Default has occurred and is continuing, Mortgagor shall be suffered and permitted to remain in full possession, enjoyment and control of the Collateral and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, always, that the possession, enjoyment, control and use thereof shall at all times be subject to the observance and performance of the terms of this Security Agreement.

        19. Counterparts. This Security Agreement may be executed in counterparts, each of which when executed shall constitute an original document but all of which together shall constitute a single agreement.

* * *

        IN WITNESS WHEREOF, each of Mortgagor and Mortgagee has caused this Security Agreement (Spare Parts) to be duly executed and delivered by its authorized representative as of the date first above written.

TOWER AIR, INC.

By: s/s Charles Carnaval
Name:
Title: Vice President & CFO
GMAC BUSINESS CREDIT, LLC

By: s/s Kevin J. Nelson
Name:
Title: Vice President
EXHIBIT “A” LOCATIONS
1.	Hangar 17, JFK International Airport, Jamaica, New York 11430